Exhibit 2.1

EXECUTION VERSION

SHARE EXCHANGE  AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated as of the 13th day of October, 2009, is made by and among BLACKBIRD CORPORATION, a Florida corporation (“Blackbird”); RAPID LINK, INCORPORATED, a Delaware corporation (“Rapid Link”); the principal Blackbird stockholders identified on the signature page hereto (the “Principal Blackbird Stockholders”); and the principal Rapid Link stockholders identified on the signature page hereto (the “Principal Rapid Link Stockholders”).

RECITALS:

A.           Rapid Link, through its operating subsidiaries, operates facilities-based, communications businesses providing voice and data services to small and medium sized businesses, as well as individual consumers, and also sells foreign and domestic termination of voice traffic into the wholesale market (collectively, the “Business”).

B.           Rapid Link desires to acquire  all of the issued and outstanding shares of Blackbird capital stock (the “Blackbird Capital Stock”) in exchange for an aggregate of 520,000,000 shares of newly-issued common stock, par value $0.001 per share, of Rapid Link (the “Rapid Link Common Stock”), representing 80% of the outstanding Rapid Link Common Stock giving effect to such issuance and the transactions contemplated hereby, and all of the holders of Blackbird Capital Stock (the “Blackbird Stockholders”) desire to exchange all of their beneficially owned shares of Blackbird Capital Stock for shares of Rapid Link Common Stock in the amount set forth herein.  All holders of Blackbird options, warrants and convertible debt, if any, desire to exchange all of their Blackbird securities for an equivalent type and number of Rapid Link equity securities; provided that no more than 520,000,000 Rapid Link shares shall be issued to Blackbird shareholders and reserved for issuance upon exercise or conversion of Rapid Link derivative securities granted upon exchange for such Blackbird securities, except as otherwise provided herein.  No additional shares will be issued.

C.           The respective Boards of Directors of Rapid Link and Blackbird have each approved and adopted this Agreement and the transactions contemplated hereby, all upon the terms and subject to the conditions set forth herein.

D.           Concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of Blackbird and the Principal Blackbird Stockholders to enter into this Agreement, Blackbird and Rapid Link have entered into a management agreement  substantially in the form attached as Exhibit A hereto (the “Management Agreement”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties, intending legally to be bound, agree as follows:

AGREEMENT

Article 1. Share Exchange

1.1 Definitions.  A list of defined terms is set forth in Schedule 1.1 attached hereto.

1.2 Basic Transaction.  On the terms and subject to the conditions set forth in this Agreement, at the Closing, Rapid Link shall acquire all of the issued and outstanding shares of Blackbird Capital Stock in exchange for the amount of shares of Rapid Link Common Stock described herein, and Blackbird will become a wholly-owned subsidiary of Rapid Link (the “Share Exchange”).

1.3 Exchange of Shares.

(a) At the Closing, Rapid Link will cause to be issued and held for delivery to the Blackbird Shareholders or their designees, stock certificates representing an aggregate of 520,000,000 shares of Rapid Link Common Stock, representing 80% of the outstanding Rapid Link Common Stock giving effect to such issuance and the transactions contemplated hereby, (but excluding any outstanding Rapid Link equity securities issued to Blackbird’s directors, officers or Blackbird Stockholders or their Affiliates at or immediately prior to Closing in exchange for any Blackbird options, warrants and convertible debt, if any) in exchange for all of the issued and outstanding shares of Blackbird Capital Stock, which shares will be delivered to Rapid Link at the Closing.

(b) The shares of Rapid Link Common Stock to be issued pursuant to paragraph (a) of this Section 1.3 will be authorized, but theretofore unissued, shares of Rapid Link Common Stock, and will be issued to the Blackbird Stockholders or as directed thereby as set forth in Schedule 1.3(b) hereto.

(c) All shares of Rapid Link Common Stock to be issued pursuant hereto shall be deemed “restricted securities” as defined in paragraph (a) of Rule 144 under the Securities Act, and the Blackbird Stockholders will represent in writing that they are acquiring such shares for investment purposes only and without the intent to make a further distribution of such shares.  All shares of Rapid Link Common Stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  Certificates representing the shares of Rapid Link Common Stock to be issued hereunder shall bear a restrictive legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF RAPID LINK.

1.4 Rights to Acquire Rapid Link Common Stock.

(a) Subject to paragraph (c) below, on or prior to the Closing Date, Rapid Link shall use its commercially reasonable efforts to terminate and cancel all outstanding Derivative Securities including, without limitation, any such Derivative Securities or other derivatives held by any of the following: (i) the Principal Rapid Link Stockholders, (ii) all employees of Rapid Link and its subsidiaries, and (iii) any other lender of Rapid Link except for such equity securities set forth in Schedule 1.4.   From and after the Closing Date, other than as expressly set forth in this Section 1.4, no holder of any Derivative Securities shall have any rights in respect thereof.

(b) Rapid Link shall take all actions prior to or as of the Closing Date that are necessary to the effect that any plan, program or arrangement with any current or former employee, officer, director or consultant providing for the issuance or grant of any interest in respect of the capital stock of Rapid Link shall terminate as of the Closing Date. Rapid Link shall exercise commercially reasonable efforts to ensure that following the Closing Date no current or former employee, officer, director or consultant shall have any option to acquire any Rapid Link Common Stock or any other equity interest in Rapid Link under any plan, program or arrangement maintained by Rapid Link.

(c) Notwithstanding the foregoing, the Derivative Securities listed on Schedule 1.4 shall remain outstanding subject to the respective terms and conditions of the instruments governing such Derivative Securities, as may be modified hereby.

1.5 Transfer of Certain Telenational Assets and Liabilities.  Simultaneously with the Closing, all assets of Telenational necessary to conduct the Core Business (the “Telenational Assets”) along with certain liabilities of Telenational shall be transferred to a wholly-owned Affiliate of Rapid Link.  Attached as Schedule 1.5 hereto, is a list of the Telenational Assets and the liabilities of Telenational (“Telenational Liabilities”) to be transferred at Closing.  As of Closing, the outstanding capital stock of Telenational shall be transferred from Rapid Link to Laurus or some other third party without recourse or liability to Rapid Link, and Telenational shall no longer be a subsidiary of Rapid Link.

1.6 Closing; Closing Deliveries.

(a) Closing.  Unless this Agreement has been terminated pursuant to Section 7.1 hereof, the closing (the “Closing”) of the transactions herein contemplated shall occur at the offices of Carlton Fields, P.A., Miami, Florida (or at such other place as the parties may mutually agree).  The Closing shall occur as soon as possible after the conditions set forth in Articles 5 and 6 have been satisfied or waived but no later than March 31, 2010, on such date as the parties may mutually determine (the “Closing Date”).

(b) Blackbird Closing Deliveries.  At the Closing, Blackbird shall deliver, or cause to be delivered, to Rapid Link the following items:

(i) The Blackbird Stockholders will deliver to Rapid Link stock certificates or other documentation representing all of the issued and outstanding shares of Blackbird Capital Stock, duly endorsed, so as to make Rapid Link the holder thereof, along with a transmittal letter pursuant to which such Blackbird Stockholders represent that their shares of Blackbird Capital Stock are free and clear of all Encumbrances;

(ii) A duly executed assumption agreement dated the Closing Date and in form and substance reasonably satisfactory to counsel to Rapid Link, as is reasonably necessary to transfer to Blackbird (or Rapid Link or an Affiliate thereof) all of Telenational’s obligations under the Telenational Liabilities; and

(iii) The documents and instruments required to be delivered by Blackbird under Section 4.9 and Article 6 hereof.

(c) Rapid Link’s Closing Deliveries.  At the Closing, Rapid Link shall deliver, or cause to be delivered, to Rapid Link the following items:

(i) Rapid Link will deliver to, or at the direction of, the Blackbird Stockholders, in accordance with Schedule 1.3(b) hereof, stock certificates representing an aggregate 520,000,000 shares of Rapid Link Common Stock, which certificates will bear a standard restrictive legend in the form set forth in Section 1.3(c) above and which shares shall represent 80% of the outstanding Rapid Link Common Stock giving effect to the transactions contemplated hereby;

(ii) A duly executed bill of sale and such other executed assignments, conveyance documents or certificates of title, each dated the Closing Date and in form and substance reasonably satisfactory to counsel to Blackbird, as are reasonably necessary to transfer to Blackbird (or Rapid Link or an Affiliate thereof) all of Telenational’s right, title and interest in, to and under the Telenational Assets;

(iii) The documents and instruments required to be delivered by Rapid Link under Sections 4.8 and 4.9 and Article 5, below.

(d) Further Assurances.  At the Closing, each of the parties hereto shall take, or cause to be taken, all such actions and deliver, or cause to be delivered, all such other documents, instruments, certificates and other items as may be required under this Agreement or otherwise, in order to perform or fulfill all covenants and agreements on its part to be performed at or prior to the Closing Date.

1.7 Taking of Necessary Action; Further Action.  Each of the parties shall use its respective commercially reasonable efforts to take all such action as may be necessary or appropriate in order to effectuate the Closing as promptly as possible. If, on or at any time after the Closing Date, any further reasonable action is necessary or desirable to carry out the purposes of this Agreement, the parties shall take all such lawful and necessary action.

Article 2. Representations and Warranties of Rapid Link.

Rapid Link makes the following representations and warranties to Blackbird and the Principal Blackbird Stockholders, which representations and warranties shall be true and correct as of the date hereof and as of the Closing Date, except as set forth on the Disclosure Schedule or the Rapid Link Reports:

2.1 Disclosure Schedules; Due Diligence Information.  Rapid Link has delivered to Blackbird a disclosure schedule, which includes the numbered schedules specifically referred to in this Article 2 (the “Disclosure Schedule”).  The information contained in the Disclosure Schedule is complete and accurate, except as would not have a Material Adverse Effect and all documents that are attached to or form a part of the Disclosure Schedule are complete and accurate copies of the genuine original documents they purport to represent.

2.2 Organization and Standing.  Each of Rapid Link and its Subsidiaries (that hold Telenational Assets) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Each of Rapid Link and its Subsidiaries (that hold Telenational Assets) is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Rapid Link or its Subsidiaries (that hold Telenational Assets).  Schedule 2.2 lists each of Rapid Link’s Subsidiaries (that hold Telenational Assets) and the current capital structure thereof. Rapid Link owns all of the outstanding capital stock of each of its Subsidiaries (that hold Telenational Assets) free and clear of any Encumbrances. Other than its Subsidiaries, Rapid Link does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. Rapid Link has previously delivered or made available to Blackbird complete and correct copies of the certificate of incorporation and bylaws (or other comparable charter documents) of Rapid Link and each of its Subsidiaries (that hold Telenational Assets), in each case as amended through the date of this Agreement.

2.3 Capitalization.

(a) The authorized capital stock of Rapid Link consists of 175,000,000 shares of Rapid Link Common Stock, and 10,000,000 shares of preferred Stock, $.001 par value per share (“Rapid Link Preferred Stock”). As of the date hereof, (i) 74,647,667 shares of Rapid Link Common Stock are issued and outstanding and there will be no more than 130 million shares issued and outstanding immediately prior to Closing, (ii) 10,000,000 shares of Rapid Link Preferred Stock are issued and not outstanding, (iii) 12,022 shares of Rapid Link Common Stock were held by Rapid Link in its treasury, and (iv) the shares of Rapid Link Common Stock set forth in Schedule 1.4 (were reserved for issuance pursuant to and underlying outstanding Derivative Securities. Except as set forth above, no shares of capital stock or other securities of Rapid Link are issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights linked to the price of Rapid Link Common Stock. All outstanding shares of Rapid Link Common Stock are, and all such shares that may be issued prior to the Closing Date will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Rapid Link’s certificate of incorporation, as amended, or current bylaws or any contract to which Rapid Link is a party or otherwise bound.

(b) Schedule 2.3(b) sets forth a true and complete list of the currently outstanding Derivative Securities of Rapid Link together with the number of shares of Rapid Link Common Stock subject thereto and the exercise price thereof.  Except as set forth in Schedule 2.3(b), there are no outstanding bonds, debentures, notes or other indebtedness of Rapid Link having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Rapid Link’s shareholders may vote prior to any conversion (“Voting Debt”). Except as set forth above or in Schedule 2.3(b), as of the date of this Agreement, there are not any Derivative Securities of any kind to which Rapid Link thereof is a party or by which any of them is bound (i)  obligating Rapid Link to issue, grant, extend or enter into any such Derivative Security or (ii) that give any Person the right to receive any material economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Rapid Link capital stock. As of the date of this Agreement, there are not any outstanding contractual obligations of Rapid Link or any Subsidiary thereof to repurchase, redeem or otherwise acquire any shares of capital stock of Rapid Link or any Subsidiary thereof.

2.4 Binding Agreement.  Rapid Link has all requisite corporate power and authority to enter into this Agreement, to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Subject to receipt of the approval of the stockholders of Rapid Link, the execution and delivery of this Agreement by Rapid Link and the consummation by Rapid Link of its obligations hereunder have been duly and validly authorized by all necessary corporate and stockholder action on the part of Rapid Link and no other corporate proceedings are necessary to authorize the execution, delivery and performance of this Agreement by Rapid Link and the consummation by Rapid Link of the transactions contemplated hereby. This Agreement has been duly executed and delivered on behalf of Rapid Link and, assuming the due authorization, execution and delivery by Blackbird, constitutes a legal, valid and binding obligation of Rapid Link enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium and insolvency Laws and by other Laws affecting creditors generally and except as may be limited by the availability of equitable remedies.  As of the Closing Date, each of the agreements, instruments and other documents to be executed and delivered by Rapid Link hereunder to Blackbird at the Closing (collectively, the “Transaction Documents”) will have been duly and validly executed and delivered by Rapid Link and will be enforceable against Rapid Link in accordance with their terms except as may be limited by bankruptcy, moratorium and insolvency Laws and by other Laws affecting creditors generally and except as may be limited by the availability of equitable remedies.

2.5 Absence of Violations; Required Consents.  Except for the Rapid Link Required Consents, the execution, delivery and performance by Rapid Link of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (a) violate or result in the breach or default of any provision of certificates of incorporation, bylaws or other charter or corporate governance documents of Rapid Link thereof, (b) violate any Law or Governmental Order applicable to Rapid Link, properties or assets, (c) require any consent, approval, authorization or other order of, action by, registration or filing with or declaration or notification to any Governmental Authority or any other Person or (d) except as would not have a Material Adverse Effect, result in any violation or breach of, constitute a default (or event which with the giving of notice, or lapse of time or both, would become a default) under, require any consent under, or give to others any rights of notice, termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any properties of Rapid Link or any Telenational Assets, or result in the imposition or acceleration of any payment, time of payment, vesting or increase in the amount of compensation or benefit payable, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license or permit, or franchise to which any of Rapid Link or Subsidiaries holding any Telenational Assets is a party or by which its assets are bound.  Except for Rapid Link Required Consents or as otherwise provided in Schedule 2.5, Rapid Link does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority in order for the parties to consummate the transactions contemplated by this Agreement.  A true and complete list of all third-party (including, without limitation, FCC, SEC, other Governmental Authority, stockholder, lenders, lessors, licensees, licensors, distributors and vendors) filings, notifications, consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement by Rapid Link and the consummation of the transactions contemplated hereby and the failure to obtain such filings, notifications, consents, licenses, permits, waivers, approvals, authorizations or orders would have a Material Adverse Effect, is set forth on Schedule 2.5 attached hereto (the “Rapid Link Required Consents”).

2.6 Reports and Financial Statements.

(a) Rapid Link  has, in a timely manner, filed all forms, notifications, reports, schedules, registration statements, proxy statements, information statements and other documents (together with all amendments thereof and supplements thereto) that were required to be filed by Rapid Link or any Subsidiary (with respect to the Core Business) with any applicable Governmental Entity, including, without limitation, the FCC, state telecommunications regulatory authorities and the SEC, since January 1, 2009 (as such documents have since the time of their filing been amended or supplemented, the “Rapid Link Reports”), which are all of the documents (other than preliminary material) that Rapid Link or any Subsidiary (with respect to the Core Business) was required to file with any applicable Governmental Entity since such date. As of their respective dates (and without giving effect to any amendments or supplements filed after the date of this Agreement with respect to Rapid Link Reports filed before the date of this Agreement), each of Rapid Link Reports complied, as to form and substance, in all material respects with Legal Requirements. To Rapid Link’s Knowledge, as of the date hereof, there are no unresolved comments issued by the staff of any Governmental Authority with respect to any of the Rapid Link Reports or Rapid Link’s operations, generally that failure to resolve would have a Material Adverse Effect.

(b) Rapid Link has made available to Blackbird all registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC since January 1, 2008 that are not publicly available through the SEC’s EDGAR database. As of their respective dates, each of Rapid Link Reports, (i) complied, as to form and substance, in all material respects with Legal Requirements, including without limitation, in the case of forms, reports, schedules, registration statements, proxy statements, information statements and other documents (together with all amendments thereof and supplements thereto) subject to the requirements of the Securities Act or the Exchange Act (as such documents have since the time of their filing been amended or supplemented, the “SEC Reports”), the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To Rapid Link’s Knowledge, as of the date hereof, there are no unresolved comments issued by the staff of the SEC with respect to any of the SEC Reports or Rapid Link’s operations, generally.

(c) Each of the audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes and schedules, if any, thereto) included in the SEC Reports (the “Rapid Link Financial Statements”): (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC, (ii) was prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC), and (iii) fairly presented, in all material respects the consolidated financial position of Rapid Link as at the respective dates thereof and the consolidated results of its operations, stockholders’ equity and cash flows for the respective periods indicated (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments, as permitted by GAAP and the applicable rules and regulations promulgated by the SEC). The balance sheet of Rapid Link contained in the SEC Reports as of July 31, 2009, is hereinafter referred to as the “Rapid Link Balance Sheet.” Rapid Link is not a party to, or has any commitment to become a party to, any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(d) Rapid Link has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to Rapid Link required to be disclosed by Rapid Link in the SEC Reports is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to Rapid Link’s principal executive officer and principal financial officer, or Persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of Rapid Link required by Section 302 of the Sarbanes-Oxley Act of 2002 (“SOX”) with respect to such reports. To Rapid Link’s Knowledge, there is no fraud, whether or not material, that involves management or other employees who have a significant role in Rapid Link’s internal controls and procedures.

(e) Rapid Link is in compliance in all material respects with (i) the applicable provisions of the SOX and (ii) the applicable listing and corporate governance rules and regulations of the OTC Bulletin Board.

(f) Rapid Link’s books and records have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

2.7 Information Supplied.  None of the information supplied or to be supplied by Rapid Link for inclusion or incorporation by reference in any documents required to be filed with the SEC or any other Governmental Authority in connection with the transactions contemplated hereunder, will, on the date of its filing, or, at the date it is first mailed to Rapid Link’s shareholders, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The documents required to be filed with the SEC or any other Governmental Authority in connection with the transactions contemplated hereunder will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Rapid Link with respect to statements made or incorporated by reference therein based on information supplied by Blackbird for inclusion or incorporation by reference therein.

2.8 Absence of Certain Changes.  Except as set forth in Schedule 2.8, since July 31, 2009 to the date of this Agreement there has not been: (i) any Material Adverse Effect on Rapid Link, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Rapid Link’s or any of its Subsidiaries’ (that hold Telenational Assets) capital stock, or any repurchase for value or redemption by Rapid Link or any of its Subsidiaries (that hold Telenational Assets) of any of Rapid Link’s capital stock or any other securities of Rapid Link or its Subsidiaries (that hold Telenational Assets), (iii) any split, combination or reclassification of any of Rapid Link’s or any of its Subsidiaries’ (that hold Telenational Assets) capital stock, (iv) any granting by Rapid Link or any of its Subsidiaries (that hold Telenational Assets) of any material (whether individually or in the aggregate) increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice (other than to directors or officers of Rapid Link), or any payment by Rapid Link or any of its Subsidiaries (that hold Telenational Assets)of any material (whether individually or in the aggregate) bonus, except for bonuses made in the ordinary course of business consistent with past practice (other than to directors or officers of Rapid Link), or any granting by Rapid Link or any of its Subsidiaries (that hold Telenational Assets) of any material (whether individually or in the aggregate) increase in severance or termination pay or any entry by Rapid Link or any of its Subsidiaries (that hold Telenational Assets) into any material (whether individually or in the aggregate) employment, severance, termination or indemnification agreement, (v) entry by Rapid Link or any of its Subsidiaries (that hold Telenational Assets) into any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property, other than non-exclusive license, supply and distribution agreements entered into in the ordinary course of business consistent with past practice, (vi) any material (whether individually or in the aggregate) amendment or consent with respect to any Material Contract in effect since the date of Rapid Link Balance Sheet, (vii) any material change by Rapid Link in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (viii) any amendment to the certificate of incorporation or bylaws of Rapid Link not consistent herewith.

2.9 No Undisclosed Liabilities; Conversion of Subordinated Debt.  Except as set forth on Schedule 2.9 and the Rapid Link Reports, Rapid Link has no Liabilities (whether accrued, absolute, contingent or otherwise), except for (i) liabilities set forth or reserved against or disclosed in the Rapid Link Financial Statements or the notes thereto, (ii) liabilities disclosed in this Agreement or the Disclosure Schedules hereto, and (iii) liabilities incurred in the ordinary course of business since July 31, 2009.

2.10 Disposition of Assets.  As of immediately prior to the Closing, Rapid Link will have disposed of its CLEC business, its One Ring Networks, Inc. (“One Ring”) business, and its fixed wireless broadband Internet access business (the last of which is based in Northern California).  As of the Closing, One Ring will no longer be a Subsidiary of Rapid Link.

2.11 Taxes.

(a) Except as set forth in Schedule 2.11, Rapid Link and each of its Subsidiaries that hold the Telenational Assets have filed all Tax Returns required to be filed by any of them and have paid, or have adequately reserved (in accordance with GAAP) for the payment of, all Taxes required to be paid, and the most recent Rapid Link Financial Statements contained in the SEC Reports reflect an adequate reserve (in accordance with GAAP) for all Taxes payable by Rapid Link and its Subsidiaries (that hold Telenational Assets) through the date of such financial statements. No material deficiencies for any Taxes have been asserted or assessed, or to the Knowledge of Rapid Link, proposed, against Rapid Link or any of its Subsidiaries (that hold Telenational Assets) that are not subject to adequate reserves (in accordance with GAAP), nor has Rapid Link or any of its Subsidiaries (that hold Telenational Assets) executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax.

(b) Rapid Link and each of its Subsidiaries that hold the Telenational Assets have timely paid or withheld with respect to their employees (and paid over any amounts withheld to the appropriate taxing authority) all federal, state, provincial and foreign income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be paid or withheld.

(c) No tax audit or other examination of any material Tax Return of Rapid Link or any of its Subsidiaries that hold the Telenational Assets is presently in progress, nor has Rapid Link or any of its Subsidiaries been notified of any request for such an audit or other examination.

(d) Rapid Link has made available to Blackbird or its legal counsel, copies of all material Tax Returns for Rapid Link and each of its Subsidiaries that hold the Telenational Assets for all years for which the applicable statute of limitations has not expired.

2.12 Title to Assets; Related Matters.

(a) Schedule 2.12(a) sets forth a list of all material real property leases to which Rapid Link or any of its Subsidiaries that hold Telenational Assets (to the extent such leases are related to the Core Business) is a party or by which any of them is bound (each, a “Rapid Link Lease”). No party has a right to occupy any of the premises subject to a Rapid Link Lease except for Rapid Link or its Subsidiaries that hold Telenational Assets. Rapid Link has made available to Blackbird a true and complete copy of each Rapid Link Lease.

(b) Except as set forth in Schedule 2.12(b), neither Rapid Link nor any Subsidiary that hold Telenational Assets thereof owns any real property.

(c) Rapid Link and each of its Subsidiaries that hold the Telenational Assets has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in the Core Business and the business associated with the Telenational Assets, free and clear of any Encumbrances except for (i) liens imposed by law in respect of obligations not yet due which are owed in respect of Taxes or (ii) liens which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

2.13 Intellectual Property.

(a) To Rapid Link’s Knowledge, Rapid Link and its Subsidiaries that hold Telenational Assets own or possess or have the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all patents, copyrights, trademarks, and trade secrets (“Intellectual Property”) necessary for the operation of the Core Business and the business associated with the Telenational Assets as presently conducted except where the failure to hold such permission would not have a Material Adverse Effect on the Telenational Assets (“Rapid Link Intellectual Property”). Each item of Rapid Link Intellectual Property owned or used by Rapid Link or any of its Subsidiaries that hold Telenational Assets immediately prior to the Closing will be owned or available for use by Rapid Link on identical terms and conditions immediately subsequent to the Closing hereunder, and at no additional cost to Rapid Link or Blackbird.

(b) Except as set forth in Schedule 2.13(b), to Rapid Link’s Knowledge, neither Rapid Link nor any of its Subsidiaries that hold Telenational Assets has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and no director or officer (or employee with responsibility for Intellectual Property matters) of Rapid Link or any of its Subsidiaries that hold Telenational Assets has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Rapid Link or any of its Subsidiaries that hold Telenational Assets must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Rapid Link, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Rapid Link or any of its Subsidiaries that hold Telenational Assets.

(c) Schedule 2.13(c) lists all trademarks, patent and/or other registrations of any of its Intellectual Property used in connection with and material to the Telenational Assets.  There are no pending trademark, patent and/or other application for registration that Rapid Link or any of its Subsidiaries that hold Telenational Assets has made with respect to any of its Rapid Link Intellectual Property.  Neither Rapid Link nor any of its Subsidiaries that hold Telenational Assets has granted any license, sublicense, agreement, or other permission with respect to any of its Rapid Link Intellectual Property. Schedule 2.13(c) identifies each unregistered trademark, service mark, trade name, corporate name or Internet domain name, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate) and each material unregistered copyright used by Rapid Link or any of its Subsidiaries in connection with the Telenational Assets.  Rapid Link and its Subsidiaries that hold Telenational Assets own and possess all right, title, and interest in and to each such item of Intellectual Property, free and clear of any Encumbrance, license, or other restriction or limitation regarding use or disclosure, other than licensed Intellectual Property for which Rapid Link holds a license as set forth in subsection (d) below.

(d) Schedule 2.13(d) identifies each item of Intellectual Property that any third party owns and that Rapid Link or any of its Subsidiaries that hold Telenational Assets uses pursuant to license, sublicense, agreement, or permission in connection with the Telenational Assets other than shrink-wrap software license. Rapid Link has made available to Blackbird correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date).

(e) To the Knowledge of Rapid Link or its Subsidiaries: (A) neither Rapid Link nor any of its Subsidiaries that hold Telenational Assets has interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted; and (B) no written notices regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property from any third party) have been received.

(f) To the Knowledge of Rapid Link, Rapid Link and its Subsidiaries that hold Telenational Assets have complied with and are presently in compliance with all Laws applicable to any Intellectual Property except where such failure to comply would not cause a Material Adverse Effect to Rapid Link and its Subsidiaries that hold Telenational Assets.

2.14 Employee and Labor Relations.

(a) Neither Rapid Link nor any of its Subsidiaries that hold the Telenational Assets is a party to, participant in, or bound by, any employment, bonus, deferred compensation, insurance, pension, profit sharing or similar personnel arrangement, any equity purchase, option or other equity plans or programs or any employee termination or severance arrangement.  The employment by Rapid Link or any of its Subsidiaries that hold the Telenational Assets of any Person (whether or not there is a written employment agreement) may be terminated for any reason whatsoever not inconsistent with current law, without penalty or liability of any kind other than accrued vacation and sick pay.  There are no active, pending or, to Rapid Link’s Knowledge, threatened administrative, judicial, grievance or arbitration proceedings under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the National Labor Relations Act or any other foreign, federal, state or local law (including common law), ordinance or regulation relating to employees of Rapid Link or any Subsidiary that hold the Telenational Assets thereof.

(b) Rapid Link has been exempt from, or has complied with, all applicable provisions of the WARN Act and the regulations thereunder in connection with all past reductions in work force relating to the Business.

(c) There are no labor organizations recognized as representing any of the directors, officers, employees, independent contractors or agents of Rapid Link or any Subsidiary that hold the Telenational Assets thereof and (i) neither Rapid Link nor any Subsidiary that hold the Telenational Assets thereof is a party to any collective bargaining agreement or other labor union contract, (ii) there are no strikes, slowdowns, picketing, lockouts or work stoppages pending or threatened between Rapid Link or any Subsidiary that hold the Telenational Assets thereof and any of their respective employees, and neither Rapid Link nor any Subsidiary that hold the Telenational Assets thereof has experienced any such strike, slowdown, or work stoppage within the past two years, (iii) to Rapid Link’s Knowledge, there are no unfair labor practice complaints or employee disputes pending against Rapid Link or any Subsidiary that hold the Telenational Assets thereof before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees Rapid Link or any Subsidiary that hold the Telenational Assets thereof, and (iv), to Rapid Link’s Knowledge, Rapid Link is in compliance in all material respects with its obligations under all Laws and Governmental Orders governing its employment practices, including, without limitation, provisions relating to wages, hours and equal opportunity.

2.15 Employee Benefits.  Rapid Link has made available true, accurate and complete copies of all Employee Benefit Plans applicable to any employee of Rapid Link or any Subsidiary that hold Telenational Assets thereof.  Except as set forth in Schedule 2.15, to Rapid Link’s Knowledge, all such Employee Benefit Plans are in compliance with the terms of the applicable plan and the requirements prescribed by applicable Laws currently in effect with respect thereto, and Rapid Link has performed in all material respects all obligations required to be performed by it thereunder. To Rapid Link’s Knowledge, neither Rapid Link nor any Subsidiary that holds the Telenational Assets thereof has incurred and no event, transaction or condition has occurred or exists which could result in the occurrence of, any liability to the Pension Benefit Guaranty Corporation or any “withdrawal liability” within the meaning of Section 4201 of ERISA, or any other liability pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans, in any such case relating to any Employee Benefit Plan or any pension plan maintained by any company that would be treated as a single employer with Rapid Link under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”).  Except as set forth in Schedule 2.15, Rapid Link does not have in effect an Employee Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of Rapid Link or any ERISA Affiliate to severance pay, unemployment compensation or other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer. There are no pending, or, to the Knowledge of Rapid Link, threatened or anticipated claims by or on behalf of any Employee Benefit Plan, by any employee or beneficiary covered under any such plan, or otherwise involving any such plan (other than routine claims for benefits). Except as set forth in Schedule 2.15, Rapid Link does not contribute in any multiemployer plan (within the meaning of Section 3(37) of ERISA) for the benefit of any of its directors, officers, employees, independent contractors or agents. All contributions that are due on or before the Closing Date to any Employee Benefit Plans, including without limitation salary reduction contributions and matching contributions, will have been fully contributed as of the Closing Date (to the extent such accrual is required under GAAP). Neither Rapid Link nor any Subsidiary that hold Telenational Assets thereof has any established pension or deferred profit sharing plans.

2.16 Litigation. Except as set forth on Schedule 2.16, as of the date hereof: (i) there are no Actions against Rapid Link or any Subsidiary that holds the Telenational Assets thereof pending or, to the Knowledge of Rapid Link, threatened to be brought against Rapid Link, any of its Subsidiaries that hold the Telenational Assets or the Core Business which, if adversely determined, would have a Material Adverse Effect, (ii) neither Rapid Link nor any Subsidiary that hold the Telenational Assets thereof are subject to any Governmental Order (nor, to the Knowledge of Rapid Link, are there any such Governmental Orders threatened to be imposed by any Governmental Authority), in each case with respect to Rapid Link, any Subsidiary that hold the Telenational Assets thereof or the Core Business, and (iii) there is no Action pending or, to the Knowledge of Rapid Link, threatened to be brought that seeks to question, delay or prevent the consummation of the transactions contemplated hereby.  Schedule 2.16 lists the following for the period from January 1, 2006 to the present (and, in the case of clause (z), any other matter referred to therein which is currently in effect) which have a Material Adverse Effect: (x) all fines (civil and criminal), penalties imposed by any Governmental Authority (other than short or long-term disability or medical claims) on Rapid Link or any Subsidiary (that hold Telenational Assets) thereof with respect to the Business, (y) actions, administrative or arbitration proceedings with respect to the Business requiring a payment by Rapid Link or any Subsidiary that hold Telenational Assets thereof in excess of $10,000 (other than short or long-term disability claims) and (z) any final order, writ, judgment, injunction, decree, determination or other award of any court or any Governmental Authority which are related to Rapid Link, any Subsidiary (that hold Telenational Assets) thereof, the Business or the Telenational Assets.

2.17 Material Contracts.  Schedule 2.17 sets forth all Material Contracts as of the date hereof. Each Material Contract that is intended to be binding upon the parties thereto is legal, valid and binding on the parties thereto and enforceable in accordance with the terms thereof.  Except as set forth in Schedule 2.17, Rapid Link or its applicable Subsidiary that hold Telenational Assets have performed their obligations under each such Material Contract and Rapid Link or its Subsidiary that hold Telenational Assets are not in default under any Material Contract, except for defaults, breaches or noncompliance that could not reasonably be expected to have a Material Adverse Effect.  To the Knowledge of Rapid Link, no other party to any of the Material Contracts has breached or is in default under any Material Contract.  Rapid Link has made available to Blackbird true, correct and complete copies of each Material Contract and all amendments thereto and documentation or correspondence modifying the terms thereof.

2.18 Permits and Licenses; Compliance with Law.

(a) To Rapid Link’s Knowledge, Rapid Link and each Subsidiary (that holds the Telenational Assets) thereof currently hold all foreign, federal, state and local permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities or other Persons including, without limitation, environmental permits, necessary to conduct the Core Business (collectively, “Permits”) except where the failure to hold such Permit would not have a Material Adverse Effect.  To Rapid Link’s Knowledge, each such Permit is valid and in good standing with the issuer of the Permit and not subject to any proceedings for suspension, modification or revocation.  Without limiting the generality of the foregoing: (i) neither Rapid Link nor any Subsidiary (that holds the Telenational Assets) thereof has received any written notice from any Governmental Authority revoking, canceling, rescinding, materially modifying or refusing to renew any Permit and (ii) to Rapid Link’s Knowledge, Rapid Link and each Subsidiary (that holds the Telenational Assets) thereof are in compliance with the requirements of all Permits, except for any non compliance that could not reasonably be expected to have a Material Adverse Effect.  Subject to the receipt of the approvals identified on Schedule 2.18(a), the consummation of the transactions contemplated hereby (including, without limitation, the sale of the Telenational Assets hereunder) will not result in a default under or the termination of any such Permit.

(b) To Rapid Link’s Knowledge, (i) Rapid Link and each Subsidiary (that holds the Telenational Assets) are in compliance with all Laws and Governmental Orders applicable to the Core Business where the failure of which would not have a Material Adverse Effect, and (ii) neither Rapid Link nor any Subsidiary (that holds Telenational Assets) has been charged at any time with a violation of any Law or any Governmental Order relating to the conduct of the Business except for such violations which would not have a Material Adverse Effect.

(c) Neither Rapid Link nor any of its Subsidiaries that hold Telenational Assets, nor to the Knowledge of Rapid Link, any officer, director, agent, employee or other Person associated with or acting on their behalf, has, directly or indirectly, materially violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and to the Knowledge of Rapid Link, none of them has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, or made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment. Rapid Link has established reasonable internal controls and procedures designed to ensure compliance with the FCPA.

2.19 Transactions with Affiliates.  Except as set forth in the SEC Reports, since the date of Rapid Link’s last proxy statement filed with the SEC, no event has occurred as of the date hereof that would be required to be reported by Rapid Link pursuant to Item 404 of Regulation S-K promulgated by the SEC.

2.20 Environmental Matters. Except as would not reasonably be expected to be material to Rapid Link and its Subsidiaries that hold Telenational Assets, taken as a whole:

(a) Neither Rapid Link nor any of its Subsidiaries that hold Telenational Assets has disposed of, transported, stored, sold, used, released, generated, exposed its Employees or others to, or distributed, manufactured, sold, transported or disposed of any product containing a Hazardous Material in violation of any Laws which prohibit, regulate or control Hazardous Materials.

(b) No action or proceeding is pending or, to Rapid Link’s Knowledge, threatened against Rapid Link or any of its Subsidiaries that hold Telenational Assets arising out of Laws relating to Hazardous Materials.

(c) Neither Rapid Link nor any of its Subsidiaries that hold Telenational Assets has entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of any Laws relating to Hazardous Materials.

2.21 Insurance.  The insurance policies covering Rapid Link, its Subsidiaries that hold Telenational Assets or any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance are set forth in Schedule 2.21. All such insurance policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Rapid Link or any of its Subsidiaries that hold Telenational Assets. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and there has been no threatened termination of, or material premium increase with respect to, any such policies.

2.22 Board Approval.  The Board of Directors of Rapid Link has, by resolutions duly adopted by vote at a meeting (or by unanimous written consent) of directors duly called and held and not subsequently rescinded or modified in any way prior to the date hereof (i) determined that the transactions contemplated hereby are fair to, and in the best interests of, Rapid Link and its shareholders, (ii) approved this Agreement and the transactions contemplated hereby, and (iii) if the shareholder approval of the Share Exchange is necessary under applicable law, unanimously recommended that the shareholders of Rapid Link approve and adopt this Agreement and the transactions contemplated hereby.

2.23 Customers and Suppliers.

(a) On the Closing Date, Rapid Link will provide a list to Blackbird of all Material Customers as of the Closing Date.

(b) Neither Rapid Link nor any Subsidiary (that holds the Telenational Assets) thereof has not received any written notice that any Material Customer (i) has ceased, or will cease, to use Rapid Link’s or such Subsidiary (that holds the Telenational Assets)’s services or products, (ii) has substantially reduced or will substantially reduce, the use of services or products of Rapid Link or any Subsidiary (that holds the Telenational Assets) (with respect to the Core Business) thereof, or (iii) has sought, or is seeking, to reduce the price it will pay for services or products of Rapid Link or any Subsidiary (with respect to the Core Business) thereof, including in each case after the consummation of the transactions contemplated hereby and, in all cases, except where such cessation or reduction could not reasonably be expected to have a Material Adverse Effect.  To the Knowledge of Rapid Link, no Material Customer has otherwise threatened in writing to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

(c) Neither Rapid Link nor any Subsidiary (that holds the Telenational Assets) thereof has received any written notice that there has been any material adverse change in the price of any materials, supplies, merchandise or other goods or services used in the Core Business, or that any supplier with respect to the Core Business will not sell materials, supplies, merchandise and other goods to Rapid Link or Blackbird at any time after the Closing Date on terms and conditions similar to those used in its current sales to Rapid Link or any Subsidiary (that holds the Telenational Assets) thereof, subject to general and customary price increases. To the Knowledge of Rapid Link, no supplier of Rapid Link or any Subsidiary (that holds the Telenational Assets) thereof has otherwise threatened in writing to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

2.24 Commissions.  There is no broker or finder or other Person who has any valid claim against Rapid Link, any Subsidiary thereof, Blackbird, any of their respective Affiliates or any of their respective assets for a commission, finders’ fee, brokerage fee or other similar fee in connection with this Agreement, or the transactions contemplated hereby, by virtue of any actions taken by on or behalf of Rapid Link or any Subsidiary thereof or any of their respective officers, employees, independent contractors or agents.

2.25 Disclosure.  No representation or warranty by Rapid Link contained in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of Rapid Link to Blackbird or its representatives pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading.

2.26 No Knowledge of Breach.  As of the date hereof, Rapid Link has no knowledge (a) that Blackbird is in breach of its representations and warranties in this Agreement or (b) of any facts, events or occurrences which could cause Blackbird to be in breach of any of its representations or warranties in this Agreement.

Article 3. Representations and Warranties of Blackbird.

Blackbird makes the following representations and warranties to Rapid Link and the Principal Rapid Link Stockholders, which representations and warranties shall be true and correct as of the date hereof up to and through the Closing Date:

3.1 Organization and Standing.  Blackbird is a Florida corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

3.2 Binding Agreement.  Blackbird has all requisite corporate power and authority to enter into this Agreement, to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Blackbird and the consummation by Blackbird of its obligations hereunder have been duly and validly authorized by all necessary managerial action on the part of Blackbird. This Agreement and each other document, instrument or agreement to be executed by Blackbird hereunder has been (or will be) duly executed and delivered on behalf of Blackbird and, assuming the due authorization, execution and delivery by Rapid Link, constitutes a legal, valid and binding obligation of Blackbird enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium and insolvency laws and by other laws affecting creditors generally and except as may be limited by the availability of equitable remedies. As of the Closing Date, each of Transaction Documents to be executed and delivered by Blackbird hereunder to Rapid Link at the Closing will have been duly and validly executed and delivered by Blackbird and will be enforceable against Blackbird in accordance with their terms except as may be limited by bankruptcy, moratorium and insolvency Laws and by other Laws affecting creditors generally and except as may be limited by the availability of equitable remedies.

3.3 Absence of Violations or Required Consents.  The execution, delivery and performance by Blackbird of this Agreement does not and will not: (a) violate or result in the breach or default of any provision of Blackbird’s organizational documents; (b) violate any Law or Governmental Order applicable to Blackbird or any of its properties or assets; (c) require any consent, approval, authorization or other order of, action by, Blackbird registration or filing with or declaration or notification to any Governmental Authority or any other Person; or (d) result in any violation or breach of, constitute a default (or event which with the giving of notice, or lapse of time or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of Blackbird’s assets pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license or permit, or franchise to which Blackbird is a party or by which its assets are bound.  Except as set forth in Schedule 3.3, Blackbird does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority in order for the parties to consummate the transactions contemplated by this Agreement.  A true and complete list of all third-party (including, without limitation, any Governmental Authority, stockholder, lenders, lessors, licensees, licensors, distributors and vendors) filings, notifications, consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement by Blackbird and the consummation of the transactions contemplated hereby is set forth on Schedule 3.3 attached hereto (the “Blackbird Required Consents”).

3.4 Capitalization.

(a) The authorized capital stock of Blackbird consists of 100,000,000 shares of common stock, $0.0001 par value per share. As of the date hereof, 14,759,300 shares of Blackbird common stock are issued and outstanding. Except as set forth above, no shares of capital stock or other securities of Blackbird are issued, reserved for issuance or outstanding.  There are no outstanding stock appreciation rights linked to the price of Blackbird Capital Stock. All outstanding shares of Blackbird common stock are, and all such shares that may be issued prior to the Closing Date will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Laws, Blackbird’s articles of incorporation or bylaws or any contract to which Blackbird is a party or otherwise bound.

(b) Schedule 3.4(b) sets forth a true and complete list of the outstanding Derivative Securities of Blackbird together with the number of shares of Blackbird Common Stock subject thereto and the exercise price thereof.  Except as set forth in Schedule 3.4(b), there is no outstanding Voting Debt of Blackbird. Except as set forth above or in Schedule 3.4(b), as of the date of this Agreement, there are no Derivative Securities of any kind to which Blackbird or any Subsidiary thereof is a party or by which any of them is bound (i) obligating Blackbird or any Subsidiary thereof to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Blackbird or of any Subsidiary thereof or any Voting Debt, (ii) obligating Blackbird or any Subsidiary thereof to issue, grant, extend or enter into any such Derivative Security or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Blackbird capital stock. As of the date of this Agreement, there are not any outstanding contractual obligations of Blackbird or any Subsidiary thereof to repurchase, redeem or otherwise acquire any shares of capital stock of Blackbird or any Subsidiary thereof.

3.5 Financial Information.

(a) Blackbird has provided Rapid Link with copies of Blackbird’s unaudited balance sheets and statements of income and cash flow as of and for the periods ended December 31, 2008 and April 30, 2009.  All such financial statements are true, complete and correct in all material respects, were prepared in accordance with accounting practices and procedures historically used by Blackbird applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Blackbird as of such dates and the results of operations and cash flows for the periods then ended, complied as to form in all material respects with applicable accounting requirements, was prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by GAAP).  The audited financial statements of Blackbird for such fiscal periods shall be materially consistent with the unaudited financial statements for the same periods, except for any impairment charges related to intangible assets.  Blackbird shall be able to have its financial statements audited within 75 days of the Closing.

(b) Blackbird’s books and records and those of its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

3.6 Securities Laws. Each of the Blackbird Stockholders is and will be at Closing, eligible to exchange the shares of Blackbird Capital Stock owned by such shareholder into shares of Rapid Link Common Stock pursuant to the exemptions from registration under the Securities Act set forth in Regulation D, Regulation S or similar exemption promulgated under the Securities Act.

3.7 Litigation.  Except as set forth in Schedule 3.7, there are no Actions pending or threatened to be brought by or before any Governmental Authority, against Blackbird or any of its Affiliates that (i) seek to question, delay or prevent the consummation of the transactions contemplated hereby, or (ii) would reasonably be expected to affect adversely the ability of Blackbird to fulfill its obligations hereunder.

3.8 Commissions.  Except for a commission due to Vanilla Communications, Inc., the payment of which shall be the sole responsibility of Blackbird, there is no broker or finder or other Person who has any valid claim against Rapid Link, any Subsidiary thereof, any of their respective Affiliates or any of their respective assets for a commission, finders’ fee, brokerage fee or other similar fee in connection with this Agreement, or the transactions contemplated hereby, by virtue of any actions taken by on or behalf of Blackbird or its officers, employees or agents.

3.9 Title to Assets. Except as set forth in Schedule 3.9, Blackbird has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances except for (i) liens imposed by law in respect of obligations not yet due which are owed in respect of Taxes or (ii) liens which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

3.10 Intellectual Property.

(a) To Blackbird’s Knowledge, Blackbird owns or possesses or has the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of its business as presently conducted except where the failure to hold such permission would not have a Material Adverse Effect on Blackbird.

(b) Except as set forth in Schedule 3.10(b), Blackbird has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and no director or officer (or employee with responsibility for Intellectual Property matters) of Blackbird has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Blackbird must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Blackbird, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Blackbird.

(c) To the Knowledge Blackbird: (A) Blackbird has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted; (B) there are no facts that indicate a likelihood of any of the foregoing; and (C) no notices regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property from any third party) have been received.

(d) To the Knowledge of Blackbird, Blackbird has taken all necessary and desirable actions to maintain and protect all of the Intellectual Property of Blackbird and will continue to maintain and protect all of the Intellectual Property of Blackbird prior to Closing so as not to adversely affect the validity or enforceability thereof. To the Knowledge of Blackbird, the owners of any of the Intellectual Property licensed to Blackbird have taken all necessary and desirable actions to maintain and protect the Intellectual Property covered by such license.

(e) To the Knowledge of Blackbird, Blackbird has complied with and are presently in compliance with all Laws applicable to any Intellectual Property and Blackbird shall take all steps necessary to ensure such continued compliance except where such failure to comply would not cause a Material Adverse Effect to Rapid Link and its Subsidiaries.

3.11 Material Contracts.  Schedule 3.11 sets forth all material contracts to which Blackbird is a party as of the date hereof. Each such material contract that is intended to be binding upon the parties thereto is legal, valid and binding on the parties thereto and enforceable in accordance with the terms thereof.  Except as set forth in Schedule 3.11, Blackbird has performed its obligations under each such material contract and Blackbird is not in default under any material contract and no condition exists nor event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by Blackbird under any such material contract, except for defaults, breaches or noncompliance that could not reasonably be expected to have a Material Adverse Effect.  To the Knowledge of Blackbird, no other party to any of the material contracts has breached or is in default under any material contract.  Blackbird has delivered to Rapid Link true, correct and complete copies of each material contract and all amendments thereto and documentation or correspondence modifying the terms thereof.

3.12 Compliance with Law.

(a) Blackbird is in compliance with all Laws (including, without limitation, with respect to affiliate transactions) and Governmental Orders applicable to its business where the failure of which could reasonably be expected to have a Material Adverse Effect, and (ii) Blackbird has not been charged at any time with a violation of any Law or any Governmental Order relating to the conduct of its business.

(b) Blackbird, nor to the Knowledge of Blackbird, any officer, director, agent, employee or other Person associated with or acting on its behalf, has, directly or indirectly, materially violated any provision of the FCPA, and to the Knowledge of Blackbird, none of them has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, or made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment. Blackbird has established reasonable internal controls and procedures designed to ensure compliance with the FCPA.

3.13 Disclosure.  No representation or warranty by Blackbird contained in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of Blackbird to Rapid Link or its representatives pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading.

3.14 Governmental Reports.  None of the information supplied or to be supplied by Blackbird for inclusion or incorporation by reference in any documents required to be filed with the SEC or any other Governmental Authority by Rapid Link or Blackbird in connection with the transactions contemplated hereunder, will, on the date of its filing, or, at the date it is first mailed to Rapid Link’s shareholders, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The documents required to be filed with the SEC or any other Governmental Authority in connection with the transactions contemplated hereunder will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, or any other applicable law, except that no representation is made by Blackbird with respect to statements made or incorporated by reference therein based on information supplied by Rapid Link for inclusion or incorporation by reference therein.

3.16  No Knowledge of Breach   As of the date hereof, Blackbird has no Knowledge (a) that Rapid Link or any Rapid Link Principal Stockholder is in breach of their representations and warranties in this Agreement or (b) of any facts, events or occurrences which could cause Rapid Link or any Rapid Link Principal Stockholder to be in breach of any of their representations or warranties in this Agreement.

3.18 Environmental Matters. Except as would not reasonably be expected to be material to Blackbird and its Subsidiaries, taken as a whole:

(a) Neither Blackbird nor any of its Subsidiaries has disposed of, transported, stored, sold, used, released, generated, exposed its employees or others to, or distributed, manufactured, sold, transported or disposed of any product containing a Hazardous Material in violation of any Laws which prohibit, regulate or control Hazardous Materials.

(b) No action or proceeding is pending or, to Blackbird’s Knowledge, threatened against Blackbird or any of its Subsidiaries arising out of Laws relating to Hazardous Materials.

(c) Neither Blackbird nor any of its Subsidiaries has entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of any Laws relating to Hazardous Materials.

3.19 Insurance.  The insurance policies covering Blackbird, its Subsidiaries or any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance are set forth in Schedule 3.19. All such insurance policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Blackbird or any of its Subsidiaries. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and there has been no threatened termination of, or material premium increase with respect to, any such policies.

3.20 Board Approval.  The Board of Directors of Blackbird has, by resolutions duly adopted by vote at a meeting (or by unanimous written consent) of directors duly called and held and not subsequently rescinded or modified in any way prior to the date hereof (i) determined that the transactions contemplated hereby are fair to, and in the best interests of, Blackbird and its shareholders, (ii) approved this Agreement and the transactions contemplated hereby, and (iii) unanimously recommended that the shareholders of Blackbird approve and adopt this Agreement and the transactions contemplated hereby.

3.21 Customers and Suppliers.

(a) On the Closing Date, Blackbird will provide a list to Rapid Link of all Material Customers as of the Closing Date.

(b) Neither Blackbird nor any Subsidiary thereof has received any written notice that any Material Customer (i) has ceased, or will cease, to use Blackbird’s or such Subsidiary’s services or products, (ii) has substantially reduced or will substantially reduce, the use of services or products of Blackbird or any Subsidiary thereof, or (iii) has sought, or is seeking, to reduce the price it will pay for services or products of Blackbird or any Subsidiary thereof, including in each case after the consummation of the transactions contemplated hereby and, in all cases, except where such cessation or reduction could not reasonably be expected to have a Material Adverse Effect.  To the Knowledge of Blackbird, no Material Customer has otherwise threatened in writing to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

(c) Neither Blackbird nor any Subsidiary thereof has received any written notice that there has been any material adverse change in the price of any materials, supplies, merchandise or other goods or services used its business, or that any supplier with respect to the Business will not sell materials, supplies, merchandise and other goods to Blackbird or Blackbird at any time after the Closing Date on terms and conditions similar to those used in its current sales to Blackbird or any Subsidiary thereof, subject to general and customary price increases. To the Knowledge of Blackbird, no supplier of Blackbird or any Subsidiary thereof has otherwise threatened in writing to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

3.22 Related Party Transactions.

(a) Except as set forth in reasonable detail on Schedule 3.22(a), no officer, director or employee of Blackbird or any of its respective Affiliates, or any immediate family member of any of the foregoing, provides or causes to be provided to Blackbird any assets, services or real property facilities, and Blackbird does not provide or cause to be provided to any such officer, director, employee or Affiliate, or any immediate family member of any of the foregoing, any assets, services or real property facilities.  Except as set forth in reasonable detail on Schedule 3.22(a), none the Principal Blackbird Stockholders nor any of their Affiliates (other than Blackbird) has any interest of any nature in any of the assets used in connection with the operation of (or otherwise related to) the business of Blackbird.

(b)           Schedule 3.22(b) sets forth a true and complete list and brief description of all contracts pursuant to which the Principal Blackbird Stockholders or any of Blackbird’s officers, directors or employees, or their respective Affiliates or immediate family members, (i) have a pecuniary interest in any supplier, vendor or customer of Blackbird or any Person with which Blackbird is in competition (excluding shares of publicly traded stock or securities aggregating less than three percent of the outstanding shares thereof), (ii) is indebted to Blackbird, (iii) is a party to any non-employment related contract or transaction with Blackbird, or (iv) have any debts, liabilities or obligations guaranteed by Blackbird, or Blackbird is a surety or accommodation party with respect thereto.

Article 4. Covenants and Agreements.

4.1 Conduct of Business Prior to Closing.  Prior to the Closing Date or other than in accordance with the Management Agreement, Rapid Link shall, and shall cause its Subsidiaries (that hold Telenational Assets) to (i) conduct the Core Business in the ordinary course of business and in a reasonable and prudent manner in accordance with its past business practices under the supervision of the Board of Directors, (ii) not acquire, sell, dispose of or subject to any Encumbrance any of the material assets of the Core Business, except in the ordinary course of business, (iii) maintain the tangible assets in their present condition, ordinary wear and tear excepted, (iv) not increase the compensation or benefits of any employees or independent contractors of the Core Business (other than in the ordinary course of business), (v) not declare or pay any dividends or other distributions to the shareholders of Rapid Link, (vi) not enter into any new or modify any existing material agreements other than (A) in the ordinary course of business, (B) as otherwise contemplated by this Agreement, (C) in a manner patently favorable to Rapid Link (e.g., reduction in the interest rate of a loan) or (D) with Blackbird’s prior written consent which may not be unreasonably withheld or delayed, (vii) use reasonable efforts to preserve its existing relations with its employees, customers, suppliers and others with whom it has a business relationship, (viii) not establish any new, or fundamentally alter any existing, employee plans, (ix) not incur any material debt, (x) except in connection with the debt conversions contemplated by this letter agreement, not issue any additional shares of Rapid Link Common Stock or Derivative Securities, and (xi) not defer the payment of any accounts payable in a manner that varies from past practices within the last 60 days without the prior written consent of Blackbird.

4.2 Cooperation.  Following the execution of this Agreement, Blackbird and Rapid Link agree as follows:

(a) Rapid Link and Blackbird shall generally cooperate with each other and their respective officers, employees, attorneys, accountants and other agents and do such other acts and things in good faith as may be reasonable, necessary or appropriate to timely effectuate the intent and purposes of this Agreement and the consummation of the Share Exchange.

(b) Rapid Link and Blackbird, and their respective officers and directors, shall cooperate with each party’s due diligence investigation of the other party (legal, financial and otherwise) and shall provide each other and their respective representatives with prompt and reasonable access to key employees, accountants and attorneys and to properties, books and records, contracts and other documents and information pertaining to Rapid Link and Blackbird, respectively.  Blackbird’s findings from its due diligence investigation which are consistent with disclosures in the latest Rapid Link Form 10-K and subsequent SEC filings (so long as the disclosures in such subsequent SEC filings are consistent with the disclosures set forth in the latest Rapid Link Annual Report on Form 10-K filed with the SEC) shall not constitute an unsatisfactory due diligence.

(c) In connection with the efforts referenced in Section 4.2(a), each of the parties hereto shall use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain any third-party (including Governmental Authority) consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including Rapid Link Required Consents set forth on Schedule 2.5, and approvals or waivers in respect of contracts which are being assumed by Blackbird and (iii) make all filings and give any notice, and thereafter make any other submissions either required or reasonably deemed appropriate by each of the parties, with respect to this Agreement and the transactions contemplated hereby required under any Law, including, without limitation, all applications necessary to obtain all licenses, permits, authorizations and approvals from the FCC, all applicable state and local telecommunications authorities and such other federal or state regulatory authorities or agencies, if any, as may have jurisdiction over the transactions contemplated hereby or are otherwise necessary for Rapid Link to conduct the Core Business as it is presently being conducted as well as all applicable securities filings.  In this respect, all FCC and other applicable state and local telecommunications authority applications for the approval of the transactions contemplated hereby shall be filed by the parties within 30 Business Days from the execution date of this Agreement.

4.3 Ownership of Blackbird Capital Stock.  The Principal Blackbird Stockholders covenant that they currently beneficially hold and have voting control over and will hold and have voting control over at Closing, approximately 60% of the outstanding Blackbird Capital Stock.  The Principal Blackbird Stockholders shall not transfer beneficial ownership of any of their shares prior to Closing in such a way that would reduce the amount of shares otherwise committed to vote in favor of the transactions contemplated hereby, nor pledge, mortgage or otherwise encumber such shares.  In the event that not all Blackbird Stockholders exchange their shares pursuant hereto, Blackbird and the Principal Blackbird Stockholders shall take such actions necessary to cause 100% of the voting and economic equity securities of Blackbird to be converted into Rapid Link Common Stock pursuant to the terms hereof, including without limitation, effecting a merger between Rapid Link and Blackbird.

4.4 Stockholder Approvals.  If the transactions contemplated hereby are subject to necessary shareholder approvals (or tenders in exchange) under applicable Laws, then the directors of Rapid Link and Blackbird shall recommend to their respective shareholders, to vote for the approval of the transactions contemplated hereby.  The Principal Rapid Link Stockholders and the Principal Blackbird Stockholder shall vote their respective shares for approval of or tender their capital stock, in accordance with the terms hereof.

4.5 Confidentiality. Neither party will at any time on or after the date hereof, directly or indirectly, without the prior written consent of the other party, disclose any Confidential Information involving or relating to the other party or the other party’s Subsidiaries or business, or use such Confidential Information for any purpose other than the evaluation of the transaction contemplated by this Agreement.  As used herein, “Confidential Information” means all confidential or proprietary information of either party and its Subsidiaries, including:  (a) customer and supplier information, including lists of names and addresses of customers and suppliers of such party, its Subsidiaries or its Affiliates, (b) business plans and strategies, compensation plans, compensation information, sales plans and strategies, pricing and other terms applicable to transactions between existing and prospective customers, suppliers or business associates, (c) market research and data bases, sources of leads and methods of obtaining new business, and methods of purchasing, marketing, selling, performing and pricing products and services employed by such party or any of its Affiliates or Subsidiaries, (d) information concerning the configuration and architecture, technical data, networks, methods, practices, standards and capacities, software or technology of such party, (e) financial performance figures, financial projections, channels of distribution, trade secrets, names of creditors or partners, market projections, price lists, pricing policies, models and other confidential and proprietary information relating to the business and operations of any party or any of its Affiliates or Subsidiaries, and (f) information identified as confidential and/or proprietary in internal documents of such party; provided, however, that Confidential Information shall not include any information generally available to, or known by, the public (other than as a result of disclosure in violation hereof).  The Confidential Information shall also include (i) the fact that the Confidential Information has been made available to a party, and (ii) any of the terms, conditions or to other facts with respect to this Agreement, the transactions contemplated hereby or any of the agreements contemplated hereby.  In the event that any party or any of its Affiliates or representatives are required by applicable Laws or by legal process to disclose any Confidential Information, each party agrees that it shall, and shall cause its Affiliates and representatives to, provide the other party with prompt notice of such request or requirement in order to enable the other party to seek an appropriate protective order or other remedy, to take steps to resist or narrow the scope of such requirement.

4.6 Public Announcements.  Except as and to the extent required by law, without the prior written consent of the other parties, no party will, and each party will direct its representatives not to make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, the Share Exchange or any of the terms, conditions, or other aspects thereof. If a party is required by law to make any such disclosure, it must first provide to the other parties the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

4.7 No Shop.  Each of Rapid Link and its Subsidiaries (holding Telenational Assets) and Blackbird and its Subsidiaries shall not, and shall use its best efforts to cause its officers, directors, representatives, Affiliates or associates not to, (a) initiate contact with, solicit, encourage or respond to any inquiries or proposals by, or (b) enter into any discussions or negotiations with, or disclose, directly or indirectly, any information concerning Rapid Link or Blackbird, as applicable, to, or afford any access to the properties, books and records of Rapid Link or any Subsidiary (holding Telenational Assets) or Blackbird and any Subsidiary, as applicable, thereof to, any Person in connection with any possible proposal for the acquisition (directly or indirectly, whether by purchase, merger, consolidation or otherwise) of all or substantially all of the assets, business or capital stock of Rapid Link or any Subsidiary (holding Telenational Assets) or Blackbird and any Subsidiary, as applicable, thereof.  Rapid Link and Blackbird, as applicable, agree to terminate immediately any such discussions or negotiations.  Notwithstanding the foregoing, Rapid Link and its Subsidiaries may solicit or negotiate the sale of Telenational, One Ring or such Subsidiaries’ respective assets (other than the Telenational Assets) and the sale of Telenational from Rapid Link to other parties.  Also, notwithstanding the foregoing, any director or officer of either Rapid Link or Blackbird may take any action or omit to take any action, that would otherwise breach this provision if such director or officer obtains an opinion of a law firm that such action or omission may be necessary in order to comply with his or her fiduciary duties.

4.8 Confidentiality and Non-Solicitation.  In consideration for Blackbird entering into this Agreement, each of Christopher Canfield, Michael Prachar and John Jenkins shall enter into a confidentiality and non-solicitation agreement, in the form attached hereto as Exhibit B (“Confidentiality and Non-Solicitation Agreement”).

4.9 Management Agreement.  Upon the execution of this Agreement, the parties hereto shall enter into the Management Agreement in the form attached hereto as Exhibit A, pursuant to which representatives designated by Blackbird shall manage the Core Business for the period between the execution of this Agreement and the Closing Date.  Rapid Link shall use commercially reasonable efforts to cause its employees, accountants and other representatives to cooperate with Blackbird’s management under the terms of the Management Agreement.

4.10 Restructuring of Debt.  In connection with the restructuring of the Laurus indebtedness as provided herein, Rapid Link will use its commercially reasonable efforts to obtain Laurus’ agreement that the restructured indebtedness will not be subject to any lock box arrangement.

4.11 SEC Reports.  During the period from the date hereof and continuing until the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, Rapid Link shall use commercially reasonable efforts to cause the forms, reports, schedules, statements and other documents required to be timely filed with the SEC to be prepared in all material respects in accordance with applicable Laws and regulations.  Blackbird shall use commercially reasonable efforts and take all actions necessary in accordance with the Management Agreement to enable Rapid Link to file such documents with the SEC in a timely manner.  Following the Closing, Blackbird shall cause Rapid Link to file SEC Reports as required, including without limitation, a Form 8-K (as amended, if applicable) which discloses the Closing and the necessary financial statements of Blackbird, respectively.  Blackbird and the Principal Blackbird Stockholders have no reason to believe that the Blackbird financial statements for the prior two years cannot be audited and the financial statement for the most recent stub year period cannot be reviewed by an independent outside accounting firm.

4.12 Termination of Derivative Securities.  Except as otherwise provided herein, prior to the Closing Date, Rapid Link shall take all action that may be necessary to cause the termination of all outstanding Derivative Securities.

4.13 Brokers and Finders. In the event that this Agreement is terminated prior to Closing, each of Rapid Link and Blackbird shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any Person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

4.14 Employee Related Matters.  Prior to Closing, Rapid Link shall arrange to terminate its and its Subsidiaries’ employees and discharge its liabilities (including, without limitation, severance, payments for unused vacation and related expenses; but excluding employees (and their associated liabilities) hired upon Blackbird’s direction in connection with the Management Agreement) with respect to such employees such that these liabilities do not exceed the amount set forth in Schedule 4.14. Following the Closing Date, Blackbird may then offer employment at will to certain of such employees or any of Blackbird or the Subsidiaries’ employees that worked for the Core Business, pursuant to terms and conditions determined by Blackbird in its sole and absolute discretion; provided, however, that nothing herein shall require the continuation of any employment or any terms of employment after the Closing Date.

4.15 Notice of Developments. Each party will give prompt written notice to the other party of any material adverse development causing a breach of any of its own representations and warranties in Article 2 or Article 3, above. No disclosure by any party pursuant to this Section, however, shall be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

4.16 Subordination.  Except as otherwise provided herein, the repayment and priority of security interest with respect to any outstanding loans owed by Blackbird to the Principal Blackbird Stockholders, or their respective Affiliates, or with respect to $1.275 million of notes due to Anthony Heller or his Affiliates (“Heller Notes”), shall not be subordinate to any of Laurus’ security interests or promissory notes of Rapid Link following this transaction.  Notwithstanding the foregoing, Chaleo (One) Inc., an Affiliate of Charles Zwebner, shall subordinate repayment of the $3 million loan owed to it by Blackbird (“Chaleo Notes”) and priority of security interest under such loan only to the $1.25 million of senior indebtedness to be owed by Rapid Link to Laurus in accordance with Section 5.8(i)(A), below, but such loan from Chaleo (One) Inc. and priority of security interest shall not be subordinate to the $1.85 million of indebtedness to be secured by the Telenational Assets in accordance with Sections 5.8(i)(B) and 5.8(ii), below.  Except as set forth in Schedule 4.16, Blackbird shall have no other debt outstanding at Closing.

Article 5. Conditions to Obligations of Blackbird.

The obligations of Blackbird to consummate the transactions contemplated by this Agreement are, at its option, in its sole discretion, subject to satisfaction of each of the following conditions:

5.1 Representations and Warranties.  The representations and warranties of Rapid Link contained herein, other than the representations and warranties of Rapid Link contained herein relating to the Telenational Assets, Core Business or the Subsidiary holding the Telenational Assets, shall be true and correct in all material respects at and as of the Closing Date as though each such representation and warranty were made at and as of such time, other than such representations and warranties as are made as of a specific date, in each case except for changes that are expressly contemplated by this Agreement.  The representations and warranties of Rapid Link contained herein relating to the Telenational Assets, Core Business or the Subsidiary holding the Telenational Assets shall be true and correct in all material respects at and as of the date of this Agreement only, other than such representations and warranties as are made as of a specific date, in each case except for changes that are expressly contemplated by this Agreement.

5.2 Performance by Rapid Link.  All of the covenants and agreements to be complied with and performed by Rapid Link on or before the Closing Date shall have been complied with or performed in all material respects unless compliance or performance with such covenants or agreements was materially affected as a result of Blackbird’s actions or inactions under the Management Agreement or any other Transaction Document.

5.3 Certificate.  Rapid Link shall have delivered to Blackbird a certificate, dated as of the Closing Date, to the effect that each of the conditions specified above in Sections 5.1 and 5.2 is satisfied in all respects.

5.4  Consents; No Objections.  Rapid Link shall have procured all Rapid Link Required Consents necessary for the consummation of the transactions contemplated hereby and all applicable legal requirements shall have been satisfied within 45 days of the date of this Agreement.

5.5 No Proceedings.  No Governmental Authority shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Share Exchange or the other transactions set forth herein, which order, decree, ruling or other action is final and non-appealable.

5.6 Restructuring of Indebtedness.  Rapid Link shall have obtained the reduction of the aggregate amounts outstanding under certain senior notes due to Laurus Master Fund, Ltd. and its affiliates including, without limitation, Valens U.S. SPV I, LLC, Valens Offshore SPV II Corp. and LV Administrative Services, Inc. (collectively, “Laurus”) to the amounts set forth in Section 5.8 within 45 days of the date of this Agreement on terms and conditions reasonable and customary in the industry.

5.7 Shares of Rapid Link Common Stock Outstanding.  The aggregate amount of shares of Rapid Link Common Stock issued and outstanding as of the Closing (taking into account the conversion of all Rapid Link subordinated debt) shall be no more than 130,000,000 shares.

5.8 Indebtedness.  Rapid Link and its Subsidiaries as of the Closing shall only be responsible for the following indebtedness: (i) senior secured debt due to Laurus which shall have been restructured to provide for a maximum principal amount of $2,500,000 to accrue interest at 8.00% with interest due monthly with all remaining amounts due and payable in one balloon payment on the third anniversary of the Closing (the “Laurus Assumed Debt”); the Laurus Assumed Debt shall have been allocated with (A) $1,250,000 as a senior secured obligation of Rapid Link with 8.00% accrued interest due monthly; and (B) $1,250,000 as a senior secured obligation of the transferee corporation holding the Telenational Assets with 8.00% accrued interest due monthly; and (ii) junior indebtedness in the outstanding amount of no more than $600,000 to be secured by the Telenational Assets bearing interest at 8.00% accrued and due monthly.

5.9 Outstanding Derivative Securities. Except for certain outstanding Derivative Securities issued to Laurus, Trident Growth Fund, L.P. (“Trident”) and Global Capital (a list of which is set forth in Schedule 1.4 hereto), all outstanding Derivative Securities including, without limitation, any such Derivative Securities held by any of the following: (i) the Principal Rapid Link Stockholders, (ii) all employees of Rapid Link and its Subsidiaries, and (iii) any other lender of Rapid Link, shall have been terminated and cancelled with no further obligation on the part of Rapid Link with respect thereto within 45 days of the date of this Agreement.

5.10 Termination of Certain Agreements.  Any obligation to issue securities or any registration rights agreements or similar arrangements obligating Rapid Link or any Subsidiary that hold Telenational Assets thereof to register any of its securities with the SEC other than as set forth in Schedule 5.10 shall have been terminated with no further force or effect.

5.11 Resignations.  At or prior to the Closing, the current officers and directors of Rapid Link shall resign all of their positions with Rapid Link and all Subsidiaries (that hold Telenational assets) thereof and any applicable employment agreements shall have been terminated with no further force and effect (including any change of control or severance obligations which may be triggered by the entry into or the consummation of the transaction contemplated hereby).

5.12 Lock-Up Agreements.  At the Closing, each of the Principal Rapid Link Stockholders shall enter into lock-up agreements in favor of Rapid Link in the form of Exhibit C hereto, pursuant to which each shall not be permitted (without the prior written consent of Rapid Link) to sell any shares of Rapid Link Common Stock for a period of one year following the Closing for a purchase price below $0.05 per share.

5.13 Amendments to Certificate of Incorporation.  Rapid Link shall have obtained all requisite approvals (including shareholder approval) to amend its certificate of incorporation to (a) increase the amount of shares of Rapid Link Common Stock authorized for issuance from 175,000,000 to 1,000,000,000, (b) change its corporate name to a name satisfactory to Blackbird, (c) delete Article Eighth and (d) amend Article Eleventh to provide for a majority affirmative vote instead of the two-thirds vote currently required for various corporate actions.

5.14 SEC Reports. Rapid Link shall be in good standing with, and shall have filed all periodic reports required by, the SEC in a timely manner unless the ability to file such report was materially affected as a result of Blackbird’s actions or inactions under the Management Agreement or any other Transaction Document.

5.15 Indemnification by Telenational.  Telenational shall enter into indemnification agreement reasonably satisfactory to Blackbird pursuant to which it shall indemnify and hold Rapid Link harmless from any amounts (including attorneys’ fees and related costs) associated with the pending lawsuit(s) of Rapid Link described in Schedule 2.16.

5.16 Operating Results of Core Business.  The Core Business of Rapid Link shall have ongoing operating results satisfying the following minimal financial requirements, as verified by Blackbird’s representatives using United States generally accepted accounting principles as in effect from time-to-time: (a) gross profit (revenues less network and long-distance costs (fixed and variable)) of approximately $105,000 per month for the calendar quarter ended September 30, 2009, and (b) with respect to the Telenational Assets and certain liabilities of Telenational which are to be transferred to Blackbird as provided herein, there shall have a positive working capital as of September 30, 2009.  By way of illustration only, the Core Business had gross profit for the three months ended July 31, 2009 as set forth in Schedule 5.16.

5.17 Confidentiality and Non-Solicitation Agreements.  At the Closing, Christopher Canfield, Michael Prachar and John Jenkins shall enter into the Confidentiality and Non-solicitation Agreements.

5.18 No Material Adverse Events.  Since July 31, 2009 and through October 31, 2009, there shall have been no material adverse change in the assets, revenue, working capital, gross margins, and results of operations of the Core Business, that (i) has not otherwise been disclosed to Blackbird in the Disclosure Schedules or (ii) did not result from Blackbird’s actions under the Management Agreement.

5.19 No Undisclosed Liabilities.  Except as set forth in Rapid Link’s public filings with the SEC, or as otherwise set forth in the Disclosure Schedules, there shall be no undisclosed nor contingent Liabilities of Rapid Link or any of its Subsidiaries (that hold Telenational Assets) including, without limitation, any corporate guaranty by or other obligation of Rapid Link with respect to any liability of any current Rapid Link Subsidiary that would have a Material Adverse Effect on Rapid Link, but excluding any Liability incurred in connection with the performance of the Management Agreement.

Article 6. Conditions to Obligations of Rapid Link.

The obligations of Rapid Link to consummate the transactions contemplated by this Agreement are, at their option, in their sole discretion, subject to satisfaction of each of the following conditions:

6.1 Representations and Warranties.  The representations and warranties of Blackbird contained herein shall be true and correct in all material respects at and as of the Closing Date as though each such representation and warranty were made at and as of such time, other than such representations and warranties as are made as of a specific date, in each case except for changes that are expressly contemplated by this Agreement.

6.2 Performance by Blackbird.  All of the covenants and agreements to be complied with and performed by Blackbird and Principal Blackbird Stockholders on or prior to the Closing Date shall have been complied with or performed in all material respects.

6.3 Certificate.  Blackbird shall have delivered to Rapid Link a certificate, dated as of the Closing Date, to the effect that each of the conditions specified above in Sections 6.1 and 6.2 is satisfied in all respects.

6.4 Consents; No Objections. Blackbird shall have procured all Blackbird Required Consents, and any other Governmental Authority and other third party consents necessary for the consummation of the transactions contemplated hereby and all applicable legal requirements shall have been satisfied.

6.5 No Proceedings.  No Governmental Authority shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Share Exchange or the other transactions set forth herein, which order, decree, ruling or other action is final and non-appealable.

Article 7. Termination.

7.1 Termination of Agreement. The parties may terminate this Agreement as provided below:

(a) The parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) Blackbird may terminate this Agreement by giving written notice to Rapid Link at any time prior to the Closing: (A) in the event Rapid Link has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Blackbird has notified Rapid Link of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or Rapid Link has breached the Management Agreement entitling Blackbird to terminate the Management Agreement under Section 3 thereof, or (B) if the Closing shall not have occurred on or before March 31, 2010, by reason of the failure of any condition precedent under Article 5 hereof (unless the failure results primarily from Blackbird itself breaching any representation, warranty, or covenant contained in this Agreement); and

(c) Rapid Link may terminate this Agreement by giving written notice to Blackbird at any time prior to the Closing: (A) in the event Blackbird has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Rapid Link has notified Blackbird of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or Blackbird has breached the Management Agreement entitling Rapid Link to terminate the Management Agreement under Section 3 thereof, or (B) if the Closing shall not have occurred on or before March 31, 2010, by reason of the failure of any condition precedent under Article 6 hereof (unless the failure results primarily from Rapid Link breaching any representation, warranty, or covenant contained in this Agreement).

7.2 Reimbursement. Any party terminating this Agreement pursuant to: (a) Section 7.1(b)(A) or (B) (by reason of the failure of any condition precedent under Sections 5.1 through 5.3, 5.7, 5.10 through 5.19 hereof); or (b) 7.1(c)(A) or (B) (by reason of the failure of any condition precedent under Sections 6.1 through 6.3 hereof), shall be entitled to receive from the other party, within three business days of such termination, the sum of $250,000 as reimbursement for the terminating party’s costs, expenses and time incurred in connection with the evaluation and negotiation of the Share Exchange.  The parties acknowledge that the terminating party shall suffer irrevocable harm and that damages are unquantifiable.  In addition to the foregoing reimbursement, the terminating party will be entitled to all other rights and remedies provided by law or in equity

7.3 Post-Termination Liability.  Except as otherwise provided herein, if this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall thereupon become void and of no further effect whatsoever, and the parties shall be released and discharged of all obligations under this Agreement.

Article 8. General Provisions.

8.1 Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date. This Section 8.1 (including any rights arising out of any breach of such representations and warranties) shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date.

8.2 Expenses.  Except as otherwise specifically provided in this Agreement, all out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

8.3 Notices.  Any notice, demand, claim, notice of claim, request or communication required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered in person, (ii) on the date of mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, (iii) on the date of delivery to a national overnight courier service, or (iv) upon transmission by facsimile (if such transmission is confirmed by the addressee) if delivered through such services to the following addresses, or to such other address as any party may request by notifying in writing all of the other parties to this Agreement in accordance with this Section.

If to Rapid Link or
the Rapid Link Principal
Stockholders:                                                       Rapid Link, Incorporated
5408 N. 99th Street
Omaha, NE 68134
               Attn: John A. Jenkins
Facsimile: (402) 392-7562

With a copy to:                                                     Richardson & Patel, LLP
10900 Wilshire Boulevard
Suite 500
Los Angeles, CA 90024
Attn: Ryan Hong, Esq.
Facsimile: (310) 208-1154

If to Blackbird or
the Blackbird Principal
Stockholders:                                                        Blackbird Corporation
                300 – 71st Street
Miami Beach, FL 33141
Attn: Charles Zwebner
Facsimile: (866) 434-9773

With a copy to:                                                    Carlton Fields, P.A.
               4000 International Place
               100 S.E. Second Street
                Miami, Florida, 33131
Attn: Dennis J. Olle, Esq.
Facsimile: (305) 530-0055

Any such notice shall be deemed to have been received on the date of personal delivery, the date set forth on the Postal Service return receipt, or the date of delivery shown on the records of the overnight courier, as applicable.

8.4 Benefit and Assignment.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

8.5 Waiver.  Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of any other party contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.  The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

8.6 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.7 Amendment.  This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Rapid Link and Blackbird or (b) by a waiver in accordance with Section 8.5 hereof.

8.8 Effect and Construction of this Agreement.  This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings, whether written or oral, relating to matters provided for herein.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual agreement, and this Agreement shall not be deemed to have been prepared by any single party hereto.

8.9 Headings.  The headings of the sections and subsections of this Agreement are inserted as a matter of convenience and for reference purposes only and in no respect define, limit or describe the scope of this Agreement or the intent of any section or subsection.

8.10 Counterparts.  This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.11 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, which shall govern all matters arising out of or relating to this Agreement and all of the transactions it contemplates, including, without limitation, its validity, interpretation, construction, performance and enforcement.

8.12 Entire Agreement.  This Agreement, along with the Disclosure Schedules, Exhibits and all other agreements, instruments or documents to be delivered in connection with this Agreement, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

8.13 Specific Performance.  Each party acknowledges and agrees that in the event of any breach of this Agreement, the other party would be irreparably and immediately harmed and could not be made whole by monetary damages.  It is accordingly agreed that: (i) each party hereto waives, in any action for specific performance, the defense of adequacy of a remedy at law and (ii) each party shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance of this Agreement.

8.14 Remedies Cumulative.  No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy is cumulative and is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

8.15 Attorneys’ Fees. If any action should arise between the Parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys’ fees.

8.16 Waiver of Jury Trial. THE PARTIES, BY THEIR EXECUTION OF THIS AGREEMENT, WAIVE TRIAL BY JURY IN ANY SUIT, ACTION, OR PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES, AND THE PARTIES HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BLACKBIRD CORPORATION, a Florida corporation

By:
Name:
Title:

RAPID LINK, INCORPORATED, a Delaware corporation

By:
Name:
Title:

PRINCIPAL BLACKBIRD STOCKHOLDERS
(severally but not jointly, solely for purposes of the applicable provisions of Sections 1.6(d), 1.7, 4.2, 4.3, 4.4, 4.7 and 4.16  hereof)

By:
               Charles J. Zwebner

By:
               David Stier

By:
               Valerie Ferraro

PRINCIPAL RAPID LINK STOCKHOLDERS
(severally but not jointly, solely for purposes of the applicable provisions of Sections 1.4(a)(i), 1.6(d), 1.7, 4.2, 4.4, 4.7, 5.9(i), 5.11, 5.12 and 5.17)

Apex Acquisitions, Inc.

By:
Name:
Title:

By:
John A. Jenkins

                                                                                                                                 EXECUTION VERSION

EXHIBITS, SCHEDULES, DISCLOSURE SCHEDULES AND ANNEXES

Exhibits

Exhibit A	Management Agreement
Exhibit B	Confidentiality and Non-Solicitation Agreement
Exhibit C	Lock-Up Agreement

Schedules

Schedule 1.1	Definitions
Schedule 1.3(b)	Instructions for Issuance of Rapid Link Common Stock
Schedule 1.4	Rapid Link Derivative Securities
Schedule 1.5	Telenational Asset and Certain Assumed Liabilities

Disclosure Schedules

Schedule 2.2        Subsidiaries (that hold Telenational Assets)
Schedule 2.3(b)   Voting Debt
Schedule 2.5        Rapid Link Required Consents
Schedule 2.8        Absence of Certain Changes
Schedule 2.9        No Undisclosed Liabilities
Schedule 2.11      Taxes
Schedule 2.12(a)  Real Property Leases
Schedule 2.12(b)  Owned Real Property
Schedule 2.13(b)  Intellectual Property - Infringement
Schedule 2.13(c)   Intellectual Property
Schedule 2.13(d)   Intellectual Property Licenses
Schedule 2.15        Employee Benefits
Schedule 2.16        Litigation
Schedule 2.17        Material Contracts
Schedule 2.18(a)   Permits and Licenses
Schedule 2.21        Insurance

Blackbird Schedules

Schedule 3.3        Blackbird Required Consents
Schedule 3.4(b)   Blackbird Derivative Securities
Schedule 3.7        Litigation
Schedule 3.9        Title to Assets
Schedule 3.10(b)  Intellectual Property - Infringement
Schedule 3.11       Material Contracts
Schedule 3.19       Insurance
Schedule 3.22(a)   Related Party Transactions – Involving Blackbird Assets
Schedule 3.22(b)   Related Party Transactions

Employee Schedule

Schedule 4.14                                           Employee Related Matters

Blackbird Debt as of Closing Schedule

Schedule 4.16                                           Subordination

Closing Condition Schedules

Schedule 5.10                                           Termination of Certain Agreements
Schedule 5.16                                           Operating Results of Core Business for the quarter ended July 31, 2009

Schedule 1.1

Definitions

Unless otherwise stated in this Agreement, the following capitalized terms have the following meanings:

“Action” means any action, suit, claim, arbitration, as well as any proceeding or investigation commenced by or pending before any Governmental Authority.

“Active Customer” means, as of a particular date, any residential customer that has signed up at any time for at least one of Rapid Link’s consumer products offered in the Business and whose service account is open, in good standing and is able to use one or more of the products offered in the Business as of such date.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such specified Person.

“Agreement” or “this Agreement” means this Asset Purchase Agreement dated as of the date first above written (including the Annexes, Schedules and Exhibits hereto) and all amendments hereto made in accordance with the provisions of Section 10.8 hereof.

“Blackbird” has the meaning specified in the introductory paragraph to this Agreement.

“Blackbird Principal Stockholders” has the meaning specified in the introductory paragraph to this Agreement.

“Blackbird Required Consents” has the meaning set forth in Section 3.3 hereof.

“Blackbird Stockholders” has the meaning set forth in the recitals hereto.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of Miami, Florida.

“Closing” has the meaning set forth in Section 1.6(a) hereof.

“Closing Date” has the meaning set forth in Section 1.6(a) hereof.

“Confidential Information” has the meaning set forth in Section 4.5 hereof.

“Confidentiality and Non-Solicitation Agreement” has the meaning set forth in Section 4.8 hereof.

“Control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or to cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Core Business” means the following Telenational businesses: call center wholesale, international wholesale, calling card, residential long-distance callback and related services, each as presently conducted by Telenational.  Schedule 1.5 hereto for a list of assets associated with the Core Business.

“Derivative Securities” means options, warrants, stock awards, derivatives, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or similar undertakings.

“DGCL” means the Delaware General Corporation Law, as amended.

“Disclosure Schedule” has the meaning set forth in Section 2.1 hereof.

“Employee Benefit Plans” means all “employee benefit plans” within the meaning of Section 3(3) of ERISA, all bonus, stock option, stock purchase, incentive, deferred compensation, retirement, supplemental retirement, severance and other employee benefit plans, programs, policies or arrangements, and all employment, retention, change of control or compensation agreements, in each case for the benefit of, or relating to, any current employee or former employee of either of Rapid Link or any Subsidiary thereof, other than any de minimis, fringe or unwritten benefit plans, programs, policies or arrangements, the costs of which, to Rapid Link, are not material.

“Encumbrance” means any security interest, pledge, mortgage, lien (including, without limitation, tax liens), charge, encumbrance, easement, adverse claim, preferential arrangement, restriction or defect in title.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 2.15 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCC” means the United Stated Federal Communications Commission.

“FCPA” has the meaning set forth in Section 2.18(c) hereof.

“GAAP” means United States generally accepted accounting principles and practices as in effect from time to time.

“Global Capital” has the meaning set forth in Section 2.9(b).

“Governmental Authority” means any United States federal, state or local government or any foreign government, any governmental, regulatory, legislative, executive or administrative authority, agency or commission or any court, tribunal, or judicial body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.  Governmental Orders shall not include Permits.

“Hazardous Materials” means petroleum and petroleum products, byproducts  or breakdown products, radioactive materials, and any other chemicals, materials, or substances designated, classified or regulated as being “hazardous” or “toxic”, or words of similar import, under any environmental Law.

“Knowledge” means, (a) with respect to Rapid Link, such information as Christopher Canfield, John Jenkins or Michael Prachar actually knew; and (b) with respect to Blackbird, such information as Charles Zwebner or any of the other current Blackbird officers actually knew .

“Laurus” has the meaning set forth in Section 5.6 hereof.

“Laurus Assumed Debt” has the meaning set forth in Section 5.8 hereof.

“Law” means any federal, state, local or foreign constitution, statute, law, ordinance, regulation, rule, code, injunction, judgment, order, decree or other requirement, restriction or rule of law.

“Liability” or “Liabilities” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Material Adverse Effect” means any circumstance, change in, or effect on Rapid Link that has a material adverse effect on the business, results of operations, or financial condition  of Rapid Link (but excluding its Subsidiaries) or the Core Business.

“Management Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Material Contracts” means with respect to Rapid Link, the written agreements, contracts, policies, plans, mortgages, understandings, arrangements or commitments relating to the Core Business or the Telenational Assets to which Rapid Link or any Subsidiary (that holds Telenational Assets) thereof is a party or by which any of the Telenational Assets are bound as described below: (i) any “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Rapid Link and its Subsidiaries (that hold Telenational Assets); (ii) any employment or consulting contract (in each case, under which Rapid Link or any of its Subsidiaries may have continuing obligations as of the date hereof) with (A) any current or former executive officer or other employee of Rapid Link earning an annual salary in excess of $150,000 or (B) any member of Rapid Link’s Board of Directors, other than those that are terminable by Rapid Link or any of its Subsidiaries on no more than 30 days notice without liability or financial obligation to Rapid Link; (iii) any contract or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent events) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; (iv) any contract of indemnification or any guaranty that is or could be material to Rapid Link and its Subsidiaries, taken as a whole (in each case, under which Rapid Link or any of its Subsidiaries has continuing obligations as of the date hereof); (v) any contract containing any covenant (A) limiting the right of Rapid Link or any of its Subsidiaries to engage in any material line of business or to compete with any Person in any material line of business, (B) granting any exclusive rights, or (C) otherwise prohibiting or limiting the right of Rapid Link and its Subsidiaries to sell, distribute or manufacture any material products or services; (vi) any contract governing the terms of any material ownership or investments of Rapid Link or any of its Subsidiaries in any other Person or business enterprise other than Rapid Link’s Subsidiaries, or any contract pursuant to which Rapid Link or its Subsidiaries has any material obligation or commitment (whether conditional or otherwise) to make any investment or acquire any ownership interest in any other Person or business enterprise other than Rapid Link’s Subsidiaries; (viii) any joint marketing or development agreement under which Rapid Link or any of its Subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of 90 days or less, or any agreement pursuant to which Rapid Link or any of its Subsidiaries have continuing obligations to jointly develop any Intellectual Property that will not be wholly owned by Rapid Link or any of its Subsidiaries and which may not be terminated without penalty upon notice of 90 days or less; (ix) any contract to provide source code to any third party for any material product or technology of Rapid Link and its Subsidiaries; (x) any contract containing any support, maintenance or service obligation on the part of Rapid Link or any of its Subsidiaries, which represents a value or liability in excess of $60,000, each on an annual basis; (xi) any Contract to license any third party to manufacture or reproduce any of Rapid Link’s products, services or technology or any contract to sell or distribute any of Rapid Link’s products, services or technology, except (A) agreements with distributors or sales representatives in the ordinary course of business consistent with past practice and (B) agreements that involve revenue of less than $60,000 per year and $10,000 within the last three months prior to the date of this Agreement; (xii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $50,000, other than (A) accounts receivables and payables and (B) loans to direct or indirect wholly-owned Subsidiaries, in each case in the ordinary course of business; (xiii) any material settlement agreement with continuing obligations thereunder entered into within five years prior to the date of this Agreement; (xv) any contract with any Material Customers; (xvi) any other contract that represents a value of $60,000 in the last twelve months in any individual case and which may not be terminated without penalty upon notice of 90 days or less; or (xvii) any of the contracts, agreements or arrangements, listed on Schedule 2.13.  With respect to Blackbird, Material Contracts means all material contracts of the business of Blackbird.

“Material Customer” means any customer representing $10,000 or more of the monthly operating revenues of Rapid Link or the Core Business (but excluding any Subsidiary not associated with the Core Business) thereof.

“One Ring” has the meaning set forth in Section 2.10 hereof.

“Permits” has the meaning set forth in Section 2.18(a) hereof.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Principal Blackbird Stockholders” has the meaning set forth in the introductory paragraph of this Agreement.

“Principal Rapid Link Stockholders” has the meaning set forth in the introductory paragraph of this Agreement.

“Rapid Link” has the meaning set forth in the introductory paragraph of this Agreement.

“Rapid Link Common Stock” has the meaning set forth in the recitals of this Agreement.

“Rapid Link Balance Sheet” has the meaning set forth in Section 2.6(b) hereof.

“Rapid Link Intellectual Property” has the meaning set forth in Section 2.13(a) hereof.

“Rapid Link Lease” has the meaning set forth in Section 2.12(a) hereof.

“Rapid Link Preferred Stock” has the meaning set forth in Section 2.3(a) hereof.

“Rapid Link Reports” has the meaning set forth in Section 2.6(a) hereof.

“Rapid Link Required Consents” has the meaning set forth in Section 2.5 hereof.

“Rapid Link Financial Statements” has the meaning set forth in Section 2.6(b) hereof.

“SEC” means the United Stated Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 2.6(a) hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Exchange” has the meaning set forth in Section 1.2 hereof.

“SOX” has the meaning set forth in Section 2.6(c) hereof.

“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, limited partnership, limited liability company, associates, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest.

“Tax” or “Taxes” means (i) any and all federal, state, local and foreign taxes, assessments, fees, surcharges, contributions, and other governmental charges, duties, impositions and liabilities, or other payments made at the direction of a local, state, federal, or foreign government or government agency, including but not limited to contributions to support universal service, disability services, local number portability, and the North American numbering plan, access deficit contributions, and administrative or regulatory fees, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 3.08(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 3.08(a) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Tax authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Telenational” means Telenational Communications, Inc., a Delaware corporation.

“Telenational Assets” has the meaning set forth in Section 1.5 hereof.

“Telenational Liabilities” has the meaning set forth in Section 1.5 hereof.

“Transaction Documents” has the meaning set forth in Section 2.4 hereof.

“Trident” has the meaning set forth in Section 5.8 hereof.

“Voting Debt” has the meaning set forth in Section 2.3(b) hereof.